Exhibit 16.1

[Letterhead of Berenson LLP]

May 3, 2007

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re: ChinaGrowth South Acquisition Corporation
      Commission File Number 000-52416

Ladies and Gentlemen:

We have read the statements made by ChinaGrowth South Acquisition Corporation in Item 4.01 of the accompanying Form 6-K which is being filed with the Securities and Exchange Commission. We agree with the statements therein concerning our firm.

Very truly yours,

BERENSON LLP